Execution Version

AGREEMENT AND PLAN OF MERGER

By and Between

MADISON COUNTY FINANCIAL, INC.

And

WINSIDE BANCSHARES, INCORPORATED

Dated as of May 12, 2015

ii

Exhibit A                             Consent Agreement for Winside Bancshares Shareholders

  iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 12, 2015 is by and between Madison County Financial, Inc., a Maryland corporation (“Madison County Financial”) and Winside Bancshares, Incorporated, a Nebraska corporation (“Winside Bancshares”). Madison County Financial and Winside Bancshares are sometimes collectively referred to as the “Parties.”

RECITALS

1.           Madison County Financial owns all of the issued and outstanding capital stock of Madison County Bank, a federally chartered savings bank. The principal offices of Madison County Financial and Madison County Bank are located in Madison, Nebraska.

2.           Winside Bancshares owns all of the issued and outstanding capital stock of Winside State Bank, a Nebraska-chartered commercial bank.  The principal offices of Winside Bancshares and Winside State Bank are located in Winside, Nebraska.

3.           The Boards of Directors of Madison County Financial and of Winside Bancshares each deem it in the best interests of their respective shareholders for Winside Bancshares to merge with and into Madison County Financial, with Madison County Financial as the surviving entity, and for Winside State Bank to merge with and into Madison County Bank with Madison County Bank as the surviving entity, all pursuant to the terms, conditions and procedures set forth in this Agreement.

4.           Each Winside Bancshares Shareholder has executed a Written Consent pursuant to which he has approved this Agreement and has agreed not to sell or otherwise transfer his Winside Bancshares Common Stock prior to the Effective Time of the Merger, except as set forth in this Agreement.

4.           The Parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the IRC.

5.           The Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

6.           In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.01                                Definitions

Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

 “Agreement” means this agreement, and any amendment or supplement hereto, which constitutes a “plan of merger” between Madison County Financial and Winside Bancshares.

“Applications” means the applications to be filed with the appropriate Regulatory Authorities requesting approval of or non-objection to the transactions described in this Agreement, including any change in bank control notices.

“Bank Merger” means the merger of Winside State Bank with and into Madison County Bank with Madison County Bank as the surviving entity.  The Bank Merger shall follow the Merger.

“Bank Merger Act” means the Bank Merger Act, within the FDIA and applicable regulations thereunder.

“BHCA” means the Bank Holding Company Act, as amended.

“Certificate” means the certificate or certificates evidencing shares of Winside Bancshares Common Stock.

“Claim” has the meaning given to such term in Section 6.06(a) of this Agreement.

“Closing” has the meaning given to such term in Section 2.03 of this Agreement.

“Closing Date” has the meaning given to such term in Section 2.03 of this Agreement.

“Continuing Employees” has the meaning given to such term in Section 6.05(d) of this Agreement.

“CRA” means the Community Reinvestment Act.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Disclosure Schedule” means the schedules delivered, before the execution of this Agreement, by one party to the other party which set forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations or warranties made by the party in Article III or IV hereof, as the case may be, or to one or more of the covenants of the party included in Article V or VI hereof, as the case may be. The inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not by itself be deemed an admission by a party that such item is material or that such item is reasonably likely to result in a Material Adverse Effect with respect to such party or was required to be disclosed therein.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning given to such term in Section 2.03 of this Agreement.

“Environmental Laws” means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Exchange Agent” means the bank or trust company or other agent designated by Madison County Financial which shall act as agent for Madison County Financial in connection with the exchange procedures for converting Certificates into the Merger Consideration.

“Exchange Fund” has the meaning given to such term in Section 2.05(a) of this Agreement.

“Exchange Ratio” has the meaning given to such term in Section 2.04(b) of this Agreement.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Topeka.

“Former Winside Bancshares Health Plan Participant” has the meaning given to such term in Section 6.05(d) of this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System, and, where appropriate, the Federal Reserve Bank of Kansas City.

“GAAP” means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

“Governmental Entity” means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HOLA” means the Home Owners’ Loan Act, as amended.

“Indemnified Parties” has the meaning given to such term in Section 6.06(a) of this Agreement.

“IRC” has the meaning given to such term in the Recitals.

“IRS” means the Internal Revenue Service.

“Knowledge” as used with respect to a Party (including references to such Party being aware of a particular matter) means those facts that are actually known or would have been known following a reasonable investigation by the chief executive officer, chief financial officer or chief lending officer of such Party, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or Governmental Entity or any other material written notice received by that Party.

“Madison County Bank” means Madison County Bank, a federally chartered stock savings bank, having its home office located at 111 West Third Street, Madison, Nebraska 68748.

“Madison County Financial” means Madison County Financial, Inc., a Maryland corporation and the savings and loan holding company of Madison County Bank, having its principal place of business located at 111 West Third Street, Madison, Nebraska 68748.

“Madison County Financial Common Stock” means the common stock of Madison County Financial described in Section 4.03(a).

“Madison County Financial Option” means an option to purchase Madison County Financial Common Stock granted pursuant to the Madison County Financial Stock Benefit Plan.

“Madison County Financial Preferred Stock” has the meaning given to such term in Section 4.03(a) of this Agreement.

“Madison County Financial Securities Documents” has the meaning given to such term in Section 4.06(a) of this Agreement.

“Madison County Financial Stock Benefit Plan” means the Madison County Financial, Inc. 2013 Equity Incentive Plan.

“Madison County Financials” means (i) the audited consolidated financial statements of Madison County Financial and Subsidiaries as of December 31, 2014 and 2013, and for the two years ended December 31, 2014, including the notes thereto; and (ii) the unaudited interim consolidated financial statements of Madison County Financial as of each calendar quarter following December 31, 2014 included in Madison County Financial Securities Documents.

“Madison County Subsidiary” means any direct or indirect Subsidiary of Madison County Financial, and includes Madison County Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Madison County Bank.

“Maryland Department” means the Maryland State Department of Assessments and Taxation.

“Material Adverse Effect” means, with respect to Madison County Financial or Winside Bancshares, any effect, circumstance or occurrence that (i) is material and adverse to the financial condition, results of operations, assets or business of Madison County Financial and the Madison County Subsidiaries taken as a whole, or Winside Bancshares and the Winside Bancshares Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of Winside Bancshares, on the one hand, or Madison County Financial, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws, rules or regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles or interpretations thereof generally applicable to financial institutions and/or their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken in accordance with the terms of this Agreement or with the prior written consent of the other party, (d) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the Parties and their respective Subsidiaries, including the expenses incurred by the Parties hereto in consummating the transactions contemplated by this Agreement, and (e) changes in economic conditions generally, including changes in the general level of market interest rates, or in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the Parties or any of their Subsidiaries.

“Material Contracts” has the meaning given to such term in Section 3.09(c) of this Agreement.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.

“Merger Consideration” has the meaning given to such term in Section 2.04 of this Agreement.

“Merger” means the merger of Winside Bancshares with and into Madison County Financial with Madison County Financial as the surviving entity.

“MGCL” means the Maryland General Corporation Law.

“NBCA” means the Nebraska Business Corporation Act.

“Nebraska Director” means the Director of the Nebraska Department of Banking and Finance.

“Nasdaq” means the Nasdaq Capital Market.

“NDBF” means the Nebraska Department of Banking and Finance.

“OCC” means the Office of the Comptroller of the Currency.

“Participation Facility” has the meaning given to such term in Section 3.15(b) of this Agreement.
“Person” means any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Previously Disclosed” means, with respect to any specific section or subsection of this Agreement, the information set forth by a party in (i) the corresponding section or subsection of its Disclosure Schedule, and (ii) any other section or subsection of its Disclosure Schedule to the extent it is reasonably clear from the context that the disclosure in such other section or subsection of its Disclosure Schedule is applicable to such specific section or subsection of this Agreement.

“Regulations” means applicable regulations promulgated by the FRB, the FDIC, the NDBF or the OCC with respect to the operations of Winside Bancshares or Madison County Financial or any of their Subsidiaries.

“Regulatory Approvals” means the approval or required consent or waiver of any Regulatory Authority that is necessary in connection with the consummation of the Merger or the Bank Merger and the related transactions contemplated by this Agreement, including the approval of any change in bank control notices required to be filed in connection with the transactions contemplated by this Agreement.

“Regulatory Authority” or “Regulatory Authorities” means any agency or department of any Federal or state government having supervisory jurisdiction over the Parties and the transactions contemplated by this Agreement, including without limitation the FRB, the FDIC, the NDBF and the OCC.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, dumping, disposing or depositing.

“Right” means any warrant, option, right, convertible security or other capital stock equivalent that obligates an entity to issue its securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Securities Laws” means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

“Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Madison County Bank or Winside State Bank as the case may be, in the ordinary course of their lending activities.

 “Termination Date” means December 31, 2015.

“Treasury Stock” has the meaning given to such term in Section 2.04(a) of this Agreement.

“Winside Bancshares Common Stock” means the common stock of Winside Bancshares described in Section 3.03(a).

“Winside Bancshares Compensation and Benefit Plans” has the meaning given to such term in Section 3.13 of this Agreement.

 “Winside Bancshares Regulatory Agreement” has the meaning given to such term in Section 3.12(c) of this Agreement.

“Winside Bancshares Shareholder” means each owner of record of Winside Bancshares Common Stock as set forth on Schedule 3.03(b).

 “Winside Financials” means the consolidated financial statements of Winside Bancshares and its Subsidiaries as of December 31, 2014 and 2013 and for the two years ended December 31, 2014, including the notes thereto.

ARTICLE II
THE MERGERS AND RELATED MATTERS

Section 2.01                                Effects of Merger; Surviving Entities.

       (a)   Structure. Winside Bancshares shall merge with and into Madison County Financial with Madison County Financial as the surviving entity pursuant to this Agreement.  The separate existence of Winside Bancshares shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Winside Bancshares shall be transferred to and assumed by Madison County Financial (or its wholly owned subsidiary) as the surviving entity in the Merger, without further act or deed, all in accordance with the HOLA and applicable Regulations. The Articles of Incorporation and Bylaws of Madison County Financial as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the surviving entity, until thereafter amended as provided therein and by applicable law.  The directors and officers of Madison County Financial immediately prior to the Effective Time shall be the directors and officers of the surviving entity, in each case until their respective successors are duly elected or appointed and qualified.

(b)           Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Madison County Financial may, subject to the filing of all necessary applications and the receipt of all required Regulatory Approvals, modify the structure of the transactions described in this Section 2.01, and the Parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the shareholders of Winside Bancshares as a result of such modification, (ii) such modification will not materially delay or jeopardize receipt of any required Regulatory Approvals required under Section 7.02, and (iii) the consideration to be paid to the holders of Winside Bancshares Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount.

Section 2.02                                Effect on Outstanding Shares of Madison County Financial Common Stock.

At and after the Effective Time, each share of Madison County Financial Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Madison County Financial at the Effective Time and shall not be affected by the Merger.

Section 2.03.                                Closing; Effective Time.

The closing of the Merger (“Closing”) shall occur on the date determined by Madison County Financial, in consultation with and upon no less than three (3) business days prior written notice to Winside Bancshares, but in no event later than the close of business on the twentieth (20th) business day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VIII, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions, or such other date that may be agreed to in writing by the Parties (the date on which the Closing occurs being the “Closing Date”).  The Merger shall become effective at such time the Articles of Merger are filed with the Maryland Department and the Certificate of Merger is filed with the Nebraska Director, or at such later time as the Parties agree and specify in the Articles of Merger and the Certificate of Merger, in accordance with the MGCL and the NBCA, respectively (the date and time the Merger becomes effective being the “Effective Time”).

Section 2.04.                                Conversion of Winside Bancshares Common Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Madison County Financial, Winside Bancshares or the Winside Bancshares Shareholders:

(a)           All shares of Winside Bancshares Common Stock held in the treasury of Winside Bancshares (“Treasury Stock”) and each share of Winside Bancshares Common Stock owned by Madison County Financial immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the Certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

(b)           Subject to Section 2.04(a), each share of Winside Bancshares Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, as provided in and subject to the terms set forth in this Agreement, the right to receive 143.61 shares (the “Exchange Ratio”) of Madison County Financial Common Stock (the “Merger Consideration”).

(c)           After the Effective Time, shares of Winside Bancshares Common Stock shall be no longer outstanding and shall be canceled automatically and shall cease to exist, and shall thereafter by operation of this section represent the right to receive the Merger Consideration.

(d)           In the event Madison County Financial changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Madison County Financial Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Madison County Financial Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted.

Section 2.05                                 Procedures for Exchange of Winside Bancshares Common Stock.

(a)           At or prior to the Effective Time, Madison County Financial shall reserve sufficient shares of Madison County Financial Common Stock equal to the aggregate amount of the Merger Consideration payable pursuant to Section 2.04 of this Article II (such shares of Madison County Financial Common Stock together with the cash in lieu of fractional shares to be paid in accordance with Section 2.05(h) herein being hereinafter referred to as the “Exchange Fund”).

(b)           Contemporaneously with the execution of this Agreement, Winside Bancshares will provide Madison County Financial with a schedule setting forth the names, mailing addresses and number of shares owned by each Winside Bancshares Shareholder.  Prior to the Effective Date, Winside Bancshares will cause each Winside Bancshares Shareholder to deliver his Certificate(s) to Madison County Financial. Madison County Financial will provide instructions to, and shall cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each Winside Bancshares Shareholder a certificate representing the number of shares of Madison County Financial Common Stock entitled to be received by each Winside Bancshares Shareholder pursuant to the Exchange Ratio set forth in Section 2.04(b), and Madison County Financial will mail a check representing any cash payment in lieu of fractional shares which such former Winside Bancshares Shareholder has the right to receive in respect of the Certificate(s) surrendered pursuant to the provisions of this Section 2.05, and the Certificate(s) so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on the Merger Consideration.

(c)           The holder of a Certificate shall have no rights, after the Effective Time, with respect to such Winside Bancshares Common Stock except to surrender the Certificate(s) to Madison County Financial in exchange for the Merger Consideration (and any cash in lieu of fractional shares) as provided in this Agreement.

(d)           If the Person surrendering a Certificate is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to Madison County Financial in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of Madison County Financial that such tax has been paid or is not payable.

(e)           From and after the Effective Time, there shall be no transfers on the stock transfer books of Winside Bancshares of the Winside Bancshares Common Stock that was issued and outstanding immediately prior to the Effective Time other than to settle transfers of Winside Bancshares Common Stock that occurred prior to the Effective Time.

(f)           Neither Madison County Financial nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to applicable abandoned property, escheat or other similar law.

(g)           Madison County Financial or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Winside Bancshares Common Stock such amounts as Madison County Financial (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. Federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by Madison County Financial or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Winside Bancshares Common Stock in respect of whom such deduction and withholding were made by Madison County Financial or the Exchange Agent.

(h)           Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Madison County Financial Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Madison County Financial Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Madison County Financial.  In lieu of the issuance of any such fractional share, Madison County Financial shall pay to each former holder of Winside Bancshares Common Stock who otherwise would be entitled to receive a fractional share of Madison County Financial Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Madison County Financial Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date.  For purposes of determining any fractional share interest, all shares of Winside Bancshares Common Stock owned by a Winside Bancshares shareholder shall be combined so as to calculate the maximum number of whole shares of Madison County Financial Common Stock issuable to such Winside Bancshares shareholder.

Section 2.06                                The Bank Merger.

Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Madison County Financial will cause Madison County Bank, and Winside Bancshares will cause Winside State Bank, to execute and deliver an agreement and plan of merger in respect of the Bank Merger.  The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF WINSIDE BANCSHARES

Except as Previously Disclosed, Winside Bancshares represents and warrants to Madison County Financial as follows:

Section 3.01                                Standard.

Except as set forth in the following sentence, no representation or warranty of Winside Bancshares contained in this Article III (other than the representation and warranty contained in Section 3.08, which shall be true in all respects) shall be deemed untrue or incorrect, and Winside Bancshares shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article III, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty.  The foregoing standard shall not apply to representations and warranties contained in Section 3.02 (other than Sections 3.02(d) and 3.02(e) and the last sentence of Section 3.02(b)), Section 3.03, Section 3.04 (other than Section 3.04(b)(iii)) and Section 3.14, which shall be true and correct in all material respects.

Section 3.02                                Organization.

(a)           Winside Bancshares is a corporation organized and validly existing under the laws of the State of Nebraska, and is duly registered as a bank holding company under the BHCA. Winside Bancshares has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Winside Bancshares. Other than shares of capital stock of Winside State Bank, Winside Bancshares does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity.

(b)           Winside State Bank is a commercial bank organized and validly existing under the laws of the State of Nebraska.  Winside State Bank does not have any subsidiaries nor does it possess, directly or indirectly, any material equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity, except for equity interests held in its investment portfolio, equity interests held by Winside State Bank in a fiduciary capacity, and equity interests held in connection with its lending activities, including stock in the FHLB.  The deposits of Winside State Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c)           Winside State Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(d)           The respective minute books of Winside Bancshares and Winside State Bank accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

(e)           Prior to the date of this Agreement, Winside Bancshares has made available to Madison County Financial true and correct copies of the Articles of Incorporation and bylaws of Winside State Bank and Winside Bancshares.

Section 3.03                                Capitalization.

(a)           The authorized capital stock of Winside Bancshares consists of Two Thousand (2,000) shares of common stock, $1.00 par value.  As of the date of this Agreement, there are One Thousand Three Hundred and Seventy (1,370) shares of Winside Bancshares Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights.  There are no shares of Winside Bancshares Common Stock held by Winside Bancshares as Treasury Stock. Neither Winside Bancshares nor Winside State Bank has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Winside Bancshares Common Stock, or any other security of Winside Bancshares or Winside State Bank, or any securities representing the right to vote, purchase or otherwise receive any shares of Winside Bancshares Common Stock or any other security of Winside Bancshares.

(b)           Schedule 3.03(b) lists all the shareholders of Winside Bancshares, including their share ownership.

(c)           The authorized capital stock of Winside State Bank consists of Two Thousand (2,000) shares of common stock, $100.00 par value.  There are One Thousand Three Hundred and Seventy (1,370) shares of Winside State Bank common stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights, and all of which are owned by Winside Bancshares free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

Section 3.04                                Authority; No Violation.

(a)           Winside Bancshares has full power and authority to execute and deliver this Agreement, perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Winside Bancshares and the completion by Winside Bancshares of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Board of Directors of Winside Bancshares and by the Winside Bancshares Shareholders, and no other corporate proceedings on the part of Winside Bancshares are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Winside Bancshares and constitutes the valid and binding obligations of Winside Bancshares, enforceable against Winside Bancshares in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and as to Winside State Bank the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

(b)           Subject to the receipt of approvals from the Regulatory Authorities and the compliance by Winside Bancshares and Madison County Financial with any conditions contained therein (including the expiration of any applicable waiting period),

(A)           the execution and delivery of this Agreement by Winside Bancshares,

(B)           the consummation of the transactions contemplated hereby, and

(C)	compliance by Winside Bancshares with any of the terms or provisions hereof,

will not: (i) conflict with or result in a material breach of any provision of the Articles of Incorporation or bylaws of Winside Bancshares or the articles of incorporation or bylaws of Winside State Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Winside Bancshares or Winside State Bank or any of the properties or assets of Winside Bancshares or Winside State Bank; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Winside Bancshares or Winside State Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Winside Bancshares or Winside State Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Winside Bancshares.

Section 3.05                                Consents.

No consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary on the part of Winside Bancshares, and, to the Knowledge of Winside Bancshares, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Winside Bancshares, and (y) the completion of the Merger by Winside Bancshares.  Winside Bancshares has no Knowledge of any reason pertaining to Winside Bancshares why any Regulatory Approvals or other required consents or approvals should not be received.

Section 3.06                                Financial Statements.

(a)           Winside Bancshares has previously provided Madison County Financial copies of the Winside Bancshares Financials.  Such financial statements were prepared from the books and records of Winside Bancshares and Winside State Bank, fairly present the consolidated financial position of Winside Bancshares and Winside State Bank in each case at and as of the dates indicated and the consolidated results of operations of Winside Bancshares and Winside State Bank for the periods indicated, and were prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(b)   The books and records of Winside Bancshares and Winside State Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)           Winside Bancshares and Winside State Bank have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2012 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith, except where the failure to make such filings or pay such fees would not have a Material Adverse Effect on Winside Bancshares.

(d)           Since December 31, 2014, Winside Bancshares and Winside State Bank have not incurred any liability other than as reflected in the Winside Financials or in the ordinary course of business consistent with past practice.

Section 3.07                                Taxes.

Winside Bancshares and Winside State Bank are members of the same affiliated group within the meaning of IRC Section 1504(a).  Winside Bancshares and Winside State Bank have duly filed all federal, state and material local tax returns required to be filed by or with respect to it on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Winside Bancshares, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes that have been incurred by or are due or claimed to be due from it by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.  As of the date of this Agreement, neither Winside Bancshares nor Winside State Bank has received written notice of, and to the Knowledge of Winside Bancshares, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Winside Bancshares or Winside State Bank.  Neither Winside Bancshares nor Winside State Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.  Winside Bancshares and Winside State Bank has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

Section 3.08                                No Material Adverse Effect.

Winside Bancshares has not suffered any Material Adverse Effect since December 31, 2014, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Winside Bancshares.

Section 3.09                                Material Contracts; Leases; Defaults.

(a)           Neither Winside Bancshares nor Winside State Bank is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee, except for “at will” arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees; (iii) any collective bargaining agreement with any labor union relating to employees; (iv) any agreement which by its terms limits the payment of dividends by Winside Bancshares or Winside State Bank; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Winside Bancshares or Winside State Bank is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Madison County Financial or any Madison County Subsidiary; (vi) any other agreement, written or oral, that obligates Winside Bancshares or Winside State Bank for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 90 days’ or less notice without penalty or payment (other than agreements for commercially available “off-the-shelf” software); or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Winside Bancshares or Winside State Bank (it being understood that any non-compete or similar provision shall be deemed material, but any limitation on the scope of any license granted under any such agreement shall not be deemed material).

(b)           Winside Bancshares is not a party to any real estate lease to which it or Winside State Bank is a party that requires the consent of the lessor or its agent resulting from the Merger or the Bank Merger by virtue of the terms of any such lease.  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither Winside Bancshares nor Winside State Bank is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(c)             True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 3.09(a) and (b) (“Material Contracts”) have been made available to Madison County Financial on or before the date hereof, and are in full force and effect on the date hereof.  No party to any Material Contract will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

(d)           Since December 31, 2014, through and including the date of this Agreement, neither Winside Bancshares nor Winside State Bank has (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of Winside Bancshares Common Stock, or any right to acquire any shares of its capital stock to any officer, director or employee, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for federal or state income tax purposes, (v) made any material change in the credit policies or procedures of Winside Bancshares or Winside State Bank, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vii) entered into any lease of real or personal property requiring annual payments in excess of $25,000 other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, or (viii) changed any accounting methods, principles or practices of Winside Bancshares or Winside State Bank affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy.

Section 3.10                                Ownership of Property; Insurance Coverage.

(a)           Winside Bancshares and Winside State Bank have good and, as to real property, marketable title to all material assets and properties owned by it in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Winside Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB, inter-bank credit facilities, or any transaction by Winside State Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary liens affecting real property that do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Winside Financials. Winside Bancshares and Winside State Bank, as lessee, have the right under valid and existing leases of real and personal properties used by Winside Bancshares and Winside State Bank in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

(b)           Winside Bancshares and Winside State Bank currently maintain insurance considered by each of them to be reasonable for their respective operations.  Neither Winside Bancshares nor Winside State Bank has received notice from any insurance carrier since December 31, 2011 that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Winside Bancshares or Winside State Bank under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect.
Section 3.11                                Legal Proceedings.

Neither Winside Bancshares nor Winside State Bank is a party to any, and there are no pending or, to the Knowledge of Winside Bancshares, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Winside Bancshares or Winside State Bank, (ii) to which Winside Bancshares or Winside State Bank’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Winside Bancshares to perform under this Agreement, except as to (i) and (ii) above, for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Winside Bancshares.

Section 3.12                                Compliance With Applicable Law.

(a)           To Winside Bancshares’s Knowledge, each of Winside Bancshares and Winside State Bank is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees.

(b)           Each of Winside Bancshares and Winside State Bank has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Regulatory Authorities that are required to allow it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licensees, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Winside Bancshares; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect in all material respects and, to the Knowledge of Winside Bancshares, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

(c)           Since December 31, 2011, neither Winside Bancshares nor Winside State Bank has received any written notification or, to Winside Bancshares’s Knowledge, any other communication from any Regulatory Authority (i) asserting that Winside Bancshares or Winside State Bank is not in material compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) requiring or threatening to require, Winside Bancshares or Winside State Bank, or indicating that Winside Bancshares or Winside State Bank may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits; or (iii) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Winside Bancshares or Winside State Bank, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “Winside Bancshares Regulatory Agreement”). Neither Winside Bancshares nor Winside State Bank has consented to or entered into any Winside Bancshares Regulatory Agreement that is currently in effect.  The most recent regulatory rating given to Winside State Bank as to compliance with the Community Reinvestment Act (“CRA”) is satisfactory or better.

Section 3.13                                Employee Benefit Plans.

(a)           Winside Bancshares has Previously Disclosed a list of all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other material benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements and all other material benefit practices, policies and arrangements maintained by Winside Bancshares or Winside State Bank in which any employee or former employee, consultant or former consultant or director or former director participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Winside Bancshares Compensation and Benefit Plans”).  Neither Winside Bancshares nor Winside State Bank has any commitment to create any additional Winside Bancshares Compensation and Benefit Plan or to materially modify, change or renew any existing Winside Bancshares Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. Winside Bancshares has made available to Madison County Financial true and correct copies of the Winside Bancshares Compensation and Benefit Plans.

(b)           To the Knowledge of Winside Bancshares, each Winside Bancshares Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law. There is no material pending or, to the Knowledge of Winside Bancshares, threatened action, suit or claim relating to any of the Winside Bancshares Compensation and Benefit Plans (other than routine claims for benefits).  Neither Winside Bancshares nor any Winside State Bank has engaged in a transaction, or omitted to take any action, with respect to any Winside Bancshares Compensation and Benefit Plan that would reasonably be expected to subject Winside Bancshares or any Winside Subsidiary to a material unpaid tax or penalty imposed by either Chapter 43 of the IRC or Sections 409 or 502 of ERISA.

(c)           Neither Winside Bancshares nor Winside State Bank has any Winside Bancshares Compensation and Benefit Plans that is subject to the Employee Retirement Income Security Act of 1974.

(d)           Neither Winside Bancshares nor Winside State Bank has any obligations to provide retiree health, life insurance, or disability insurance, or any retiree death benefits under any Winside Bancshares Compensation and Benefit Plan, other than benefits mandated by COBRA.  There has been no communication to employees by Winside Bancshares or Winside State Bank that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.

(e)           The consummation of the Merger or the Bank Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) entitle any employee or independent contractor to terminate any plan, agreement or arrangement without cause and continue to accrue future benefits thereunder, or result in the vesting or acceleration of any benefits under any Winside Bancshares Compensation and Benefit Plan,  (C) result in any material increase in benefits payable under any Winside Bancshares Compensation and Benefit Plan, or (D) entitle any current or former employee, director or independent contractor of Winside Bancshares or Winside State Bank to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the IRC).  No payments to any employee or director have been made or will be made (or will be required to be made) as the result of the transactions contemplated hereby that would result in a violation of Section 18(k) of the FDIA (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the FDIC (12 C.F.R. Part 359), or any successor statute or regulation.

(f)           Neither Winside Bancshares nor Winside State Bank maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the IRC and the regulations thereunder.

(g)            There are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Winside Bancshares Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

Section 3.14                                Brokers, Finders and Financial Advisors.

Neither Winside Bancshares nor Winside State Bank, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

Section 3.15                                Environmental Matters.

(a)           With respect to Winside Bancshares and Winside State Bank:

(i)           To the Knowledge of Winside Bancshares and Winside State Bank, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Winside Bancshares or Winside State Bank.  To the Knowledge of Winside Bancshares, no condition exists or event has occurred with respect to Winside Bancshares or Winside State Bank or any owned or operated property that is reasonably likely to result in any material liability to Winside Bancshares or Winside State Bank by reason of any Environmental Laws.  Neither Winside Bancshares nor Winside State Bank during the past five years has received any written notice from any Person or Governmental Entity that Winside Bancshares or Winside State Bank or the operation or condition of any property ever owned or operated by Winside Bancshares or Winside State Bank (including Participation Facilities) is currently in violation of or otherwise is alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Winside Bancshares or Winside State Bank;

(ii)           There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of Winside Bancshares, threatened, before any court, governmental agency or other forum against Winside Bancshares or Winside State Bank (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or Release into the environment of any Materials of Environmental Concern whether or not occurring at or on a site owned, leased or operated by Winside Bancshares or Winside State Bank;

(iii)           To Winside Bancshares’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Winside Bancshares or Winside State Bank, and to Winside Bancshares’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Winside Bancshares or Winside State Bank or any Participation Facility except in compliance with Environmental Laws in all material respects; and

(iv)           To the Knowledge of Winside Bancshares, no condition exists on any property for which Winside Bancshares holds a lien, that results or resulted in a material violation of Environmental Laws or creates a material liability under Environmental Law that is reasonably likely to impose a material liability (including a material remediation obligation) upon Winside Bancshares or Winside State Bank.

(b)           “Participation Facility” means any facility in which Winside Bancshares or Winside State Bank participates in the management (as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended), whether as a fiduciary, lender in control of the facility, owner or operator.

Section 3.16                                Loan Portfolio.

(a)           The allowance for loan losses reflected in Winside Bancshares’s consolidated balance sheet at December 31, 2014 was, and the allowance for loan losses shown on the balance sheets in filings made by Winside Bancshares or Winside State Bank with any Governmental Entity or Regulatory Authority for periods ending after December 31, 2014 was or will be, adequate, as of the date thereof, under GAAP.

(b)           Winside Bancshares has Previously Disclosed a list setting forth, as of December 31, 2014, by account, of: (A) all loans (including loan participations) of Winside State Bank that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of Winside State Bank which have been terminated by Winside State Bank during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) each borrower, customer or other party which has notified Winside Bancshares or Winside State Bank during the three years preceding the date of this Agreement, or has asserted against Winside Bancshares or Winside State Bank, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Winside Bancshares, each borrower, customer or other party which has given Winside Bancshares or Winside State Bank any oral notification of, or orally asserted to or against Winside Bancshares or Winside State Bank, any such claim; (D) all loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import) by Winside Bancshares and Winside State Bank, or any applicable Regulatory Authority, (4) as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (6) where a specific reserve allocation exists in connection therewith or (7) that are required to be accounted for as a troubled debt restructuring in accordance with Accounting Standards Codification 310-40; and (E) all assets classified by Winside State Bank as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.  The foregoing excludes any individual loan with a principal balance of less than $25,000.

(c)           All loans receivable (including discounts) and accrued interest entered on the books of Winside Bancshares and Winside State Bank arose out of bona fide arm’s-length transactions and were made for good and valuable consideration in the ordinary course of Winside Bancshares’s or Winside State Bank’s respective business.  To the Knowledge of Winside Bancshares, the loans, discounts and the accrued interest reflected on the books of Winside Bancshares and Winside State Bank are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  All such loans are owned by Winside Bancshares or Winside State Bank free and clear of any liens.

(d)           The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

Section 3.17                                Related Party Transactions.

Except as Previously Disclosed, neither Winside Bancshares nor Winside State Bank is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Winside Bancshares or Winside State Bank. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Item 404 of SEC Regulation S-K promulgated under the Securities Act and the Exchange Act). No loan or credit accommodation to any Affiliate of Winside Bancshares or Winside State Bank is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended.  To the Knowledge of Winside Bancshares, neither Winside Bancshares nor Winside State Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Winside Bancshares is inappropriate.

Section 3.18                                Registration Obligations.

Neither Winside Bancshares nor Winside State Bank is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

Section 3.19                                Risk Management Instruments.

Except as may be included in its loan documents with its customers, Winside Bancshares and Winside State Bank have not entered into and do not maintain any material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Winside Bancshares’s own account, or for the account of Winside State Bank or their customers.

Section 3.20                                Fiduciary Accounts.

Winside State Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations.  Neither Winside Bancshares nor Winside State Bank, and to the Knowledge of Winside Bancshares, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

Section 3.21                                Intellectual Property.

Winside Bancshares and Winside State Bank owns or, to Winside Bancshares’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Winside Bancshares’s or Winside State Bank’s business, and neither Winside Bancshares nor Winside State Bank has received any notice of conflict with respect thereto that asserts the rights of others.  Winside Bancshares Winside State Bank has performed all the material obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.  To the Knowledge of Winside Bancshares, the conduct of the business of Winside Bancshares and Winside State Bank as currently conducted or proposed to be conducted does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

Section 3.22                                Labor Matters.

There are no labor or collective bargaining agreements to which Winside Bancshares or Winside State Bank is a party.  There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Winside Bancshares, threatened against Winside Bancshares or Winside State Bank (other than routine employee grievances that are not related to union employees).  Winside Bancshares and Winside State Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

Section 3.23                                Winside Bancshares Information Supplied.

The information relating to Winside Bancshares and Winside State Bank to be furnished to Madison County Financial for inclusion in any document filed with any Regulatory Authority or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MADISON COUNTY FINANCIAL

Except as Previously Disclosed, Madison County Financial represents and warrants to Winside Bancshares as follows:

Section 4.01                                Standard.

Except as set forth in the following sentence, no representation or warranty of Madison County Financial contained in this Article IV (other than the representation and warranty contained in Section 4.08, which shall be true in all respects) shall be deemed untrue or incorrect, and Madison County Financial shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty.  The foregoing standard shall not apply to representations and warranties contained in Sections 4.02 (other than Sections 4.02(d) and 4.02(e) and the last sentence of Section 4.02(b)), Section 4.03, and Section 4.04 (other than Section 4.04(b)(iii)), which shall be true and correct in all material respects.

Section 4.02                                Organization.

(a)           Madison County Financial is a corporation organized and validly existing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA.  Madison County Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Madison County Financial.

(b)           Except for its Subsidiaries that are identified as Madison County Bank Subsidiaries, Madison County Bank does not possess, directly or indirectly, any material equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity, except for the equity interests held in its investment portfolio, equity interests held be Madison County Bank in a fiduciary capacity, and equity interests held in connection with its lending activities.  Madison County Bank owns all of the outstanding shares of capital stock of each Madison County Bank Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.  Madison County Bank is a savings bank duly organized and validly existing under the laws of the United States.  The deposits of Madison County Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c)           Madison County Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(d)           The respective minute books of Madison County Financial and each Madison County Financial Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

(e)           Prior to the date of this Agreement, Madison County Financial has made available to Winside Bancshares true and correct copies of the articles of incorporation/charters and bylaws of Madison County Financial and Madison County Bank.

Section 4.03                                Capitalization.

(a)           The authorized capital stock of Madison County Financial consists of one hundred million (100,000,000) shares of common stock, $0.01 par value (“Madison County Financial Common Stock”), and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value (the “Madison County Financial Preferred Stock”).  There are 2,966,982 shares of Madison County Financial Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights. There are no shares of Madison County Financial Preferred Stock issued and outstanding. Except for Madison County Financial Options, neither Madison County Financial nor any Madison County Financial Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Madison County Financial Common Stock, or any other security of Madison County Financial or any Madison County Financial Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Madison County Financial Common Stock or any other security of Madison County Financial.

(b)           There are one hundred (100) shares of Madison County Bank common stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights, and all of which are owned by Madison County Financial free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

Section 4.04                                Authority; No Violation.

(a)           Madison County Financial has full power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Madison County Financial and the completion by Madison County Financial of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Board of Directors of Madison County Financial and, except for approval by Madison County Financial as the sole shareholder of Madison County Bank, no other corporate proceedings on the part of Madison County Financial are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Madison County Financial and constitutes the valid and binding obligations of Madison County Financial, enforceable against Madison County Financial in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(b)           Subject to the receipt of approvals from the Regulatory Authorities and the compliance by Madison County Financial and Winside Bancshares with any conditions contained therein (including the expiration of any applicable waiting period),

(A)           the execution and delivery of this Agreement by Madison County Financial,

(B)           the consummation of the transactions contemplated hereby, and

(C)	compliance by Madison County Financial with any of the terms or provisions hereof,

will not: (i) conflict with or result in a material breach of any provision of the articles of incorporation or bylaws of Madison County Financial or the articles of incorporation/charter of any Madison County Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Madison County Financial or any of the properties or assets of Madison County Financial or any Madison County Subsidiary; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Madison County Financial or any Madison County Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Madison County Financial or any Madison County Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Madison County Financial.

(c)           The board of directors of Madison County Financial, by resolution duly adopted by the requisite vote of the board of directors at a meeting duly called and held, has determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Madison County Financial and its shareholders.

Section 4.05                                Consents.

Except for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, the expiration of any waiting periods, and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the Maryland Department and the Certificate of Merger with the Nebraska Director, (c) the filing with the SEC of reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) the filing with the Nasdaq Stock Market of a notification of the listing of the shares of Madison County Financial Common Stock to be issued in the Merger, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Madison County Financial Common Stock pursuant to this Agreement and (f) the approval of this Agreement by the requisite votes of the shareholders of Winside Bancshares, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of Madison County Financial, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Madison County Financial, and (y) the completion of the Merger by Madison County Financial.  Madison County Financial has no Knowledge of any reason pertaining to Madison County Financial why any Regulatory Approvals or other required consents or approvals will not be received.

Section 4.06                                Financial Statements and Securities Documents.

(a)           The Annual Reports on Form 10-K for the years ended December 31, 2014 and December 31, 2013 filed with the SEC by Madison County Financial, and all other reports, registration statements, definitive proxy statements or information statements filed by Madison County Financial subsequent to December 31, 2014 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the securities regulations of the SEC (the “Madison County Financial Securities Documents”), in the form filed with the SEC as of the date filed or, if amended or supplemented as of the date amended or supplemented, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Madison County Financials included or incorporated by reference into any such filing (including the related notes and schedules thereto) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Madison County Financial and the Madison County Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

(b)           Madison County Financial has made available to Winside Bancshares true, correct and complete copies of all written correspondence between the SEC and any of its subsidiaries occurring since December 31, 2013 and prior to the date hereof.  There are no unresolved written comments received from the SEC Staff with respect to any of Madison County Financial Securities Documents.  The books and records of Madison County Financial and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)           Madison County Financial and each of its Subsidiaries have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2012 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith.

(d)           Madison County Financial (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Madison County Financial, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Madison County Financial by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Madison County Financial’s outside auditors and the audit committee of Madison County Financial’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Madison County Financial’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Madison County Financial’s internal control over financial reporting. These disclosures (if any) were made in writing by management to Madison County Financial’s auditors and audit committee and a copy has previously been made available to Winside Bancshares. Madison County Financial’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2014, and such assessment concluded that such controls were effective.

(e)           Since December 31, 2012, (A) neither Madison County Financial nor any of its Subsidiaries nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of it or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing it or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

(f)           Since December 31, 2013, Madison County Financial and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

(g)           The allowance for loan losses reflected in Madison County Financial’s audited statement of condition at December 31, 2013 was, and the allowance for loan losses shown on the balance sheets in the Madison County Financial Securities Documents for periods ending after December 31, 2013 was or will be, adequate, as of the date thereof, under GAAP.

Section 4.07                                Taxes.

Madison County Financial and each Madison County Subsidiary has duly filed all federal, state and material local tax returns required to be filed by or with respect to it on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Madison County Financial, being accurate and correct in all material respects), and has duly paid or made provisions for the payment of all material Federal, state and local taxes that have been incurred by or are due or claimed to be due from it by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.  As of the date of this Agreement, Madison County Financial has not received written notice of, and to the Knowledge of Madison County Financial, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Madison County Financial or any Madison County Subsidiary, and no written claim has been made by any authority in a jurisdiction where Madison County Financial or any Madison County Subsidiary does not file tax returns that Madison County Financial or any Madison County Subsidiary is subject to taxation in that jurisdiction.  Neither Madison County Financial nor any Madison County Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Madison County Financial and each Madison County Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Madison County Financial and each Madison County Subsidiary, to the Knowledge of Madison County Financial, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

Section 4.08                                No Material Adverse Effect.

Madison County Financial has not suffered any Material Adverse Effect since December 31, 2013 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Madison County Financial.

Section 4.09                                Ownership of Property; Insurance Coverage.

(a)           Madison County Financial and each Madison County Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by it or each Madison County Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Madison County Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, inter-bank credit facilities, or any transaction by a Madison County Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary liens affecting real property that do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Madison County Financials. Madison County Financial and the Madison County Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Madison County Financial and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

(b)           Madison County Financial and each Madison County Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations.  Neither Madison County Financial nor any Madison County Subsidiary, has received notice from any insurance carrier since December 31, 2011 that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Madison County Financial or any Madison County Subsidiary under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and since December 31, 2011, Madison County Financial and each Madison County Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

Section 4.10                                Legal Proceedings.

Neither Madison County Financial nor any Madison County Financial Subsidiary is a party to any, and there are no pending or, to the Knowledge of Madison County Financial, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Madison County Financial or any Madison County Financial Subsidiary, (ii) to which Madison County Financial or any Madison County Financial Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Madison County Financial to perform under this Agreement, except as to (i) and (ii) above, for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Madison County Financial.

Section 4.11                                Compliance With Applicable Law.

(a)           Except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Madison County Financial, to Madison County Financial’s knowledge, each of Madison County Financial and each Madison County Financial Subsidiary is in compliance in all material respects with all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Bank Secrecy Act, the USA PATRIOT Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Equal Credit Opportunity Act, the Fair Housing Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Madison County Financial nor any Madison County Financial Subsidiary has received any written notice to the contrary. The Board of Directors of Madison County Bank has adopted and Madison County Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b)           Each of Madison County Financial and each Madison County Financial Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Regulatory Authorities that are required to allow it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licensees, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Madison County Financial; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Madison County Financial, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

(c)           Since December 31, 2011, neither Madison County Financial nor any Madison County Financial Subsidiary has received any written notification or, to Madison County Financial’s Knowledge, any other communication from any Regulatory Authority (i) asserting that Madison County Financial or any Madison County Financial Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which that Regulatory Authority enforces; (ii) requiring or threatening to require Madison County Financial or any Madison County Financial Subsidiary, or indicating that Madison County Financial or any Madison County Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits; or (iii) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Madison County Financial or any Madison County Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “Madison County Financial Regulatory Agreement”). Neither Madison County Financial nor any Madison County Financial Subsidiary has consented to or entered into any Madison County Financial Regulatory Agreement that is currently in effect.  The most recent regulatory rating given to Madison County Bank as to compliance with the CRA is satisfactory or better.

(d)           Madison County Financial is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.

Section 4.12                                Brokers, Finders and Financial Advisors.

Neither Madison County Financial nor any Madison County Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of FinPro Capital Advisors, Inc. (“FinPro”) by Madison County Financial and the fee payable pursuant thereto.  Madison County Financial has Previously Disclosed a true and correct copy of the engagement agreement with FinPro for its services rendered to Madison County Financial in connection with the Merger and transactions contemplated by this Agreement.

Section 4.13                                Madison County Financial Common Stock.

The shares of Madison County Financial Common Stock to be issued as Merger Consideration pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.14                                Madison County Financial Information.

The information relating to Madison County Financial and any Madison County Financial Subsidiary to be contained in any document filed with any Regulatory Authority or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V
COVENANTS OF WINSIDE BANCSHARES

Section 5.01                                Conduct of Business.

(a)           Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Madison County Financial, which consent will not be unreasonably withheld, conditioned or delayed, Winside Bancshares will, and it will cause Winside State Bank to: operate its business in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would, or would be reasonably likely to, (i) materially adversely affect the ability of the Parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement.

(b)           Negative Covenants.  Winside Bancshares agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or as Previously Disclosed, without the written consent of Madison County Financial (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause Winside State Bank not to:

(i)           change or waive any provision of its Articles of Incorporation or Bylaws, or appoint a new director to its board of directors;

(ii)           change the number of authorized or issued shares of its capital stock, issue any shares of Winside Bancshares Common Stock, including any shares that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any equity compensation plan or arrangement, or split, combine or reclassify any shares of capital stock, or, other than as set forth in Section 5.11 hereof, declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock.

(iii)           enter into, amend in any material respect or terminate any contract or agreement except for any such contract or agreement that is for a term of twelve months or less or terminable at will without penalty, involves a cost in the aggregate of less than $50,000, and is otherwise in the ordinary course of business;

(iv)           make application for the opening or closing of any, or, open or close any, branch or automated banking facility;

(v)           grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof, and (ii) pay increases in the ordinary course of business consistent with past practice to non-executive officer employees. Neither Winside Bancshares nor Winside State Bank shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that Winside Bancshares or Winside State Bank may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(vi)           enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(vii)           merge or consolidate Winside Bancshares or Winside State Bank with any other corporation; sell or lease all or any substantial portion of the assets or business of Winside Bancshares or Winside State Bank; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Winside Bancshares, or Winside State Bank, and any other person; or enter into a purchase and assumption transaction with respect to deposits and liabilities;

(viii)           Except as Previously Disclosed, sell or otherwise dispose of any asset of Winside Bancshares or of Winside State Bank other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Winside Bancshares or of Winside State Bank to a lien, pledge, security interest or other encumbrance other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(ix)           voluntarily take any action which would result in any of the representations and warranties of Winside Bancshares set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

(x)           change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Winside Bancshares or Winside State Bank;

(xi)           waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Winside Bancshares or Winside State Bank is a party;

(xii)           purchase any securities other than in accordance with Winside Bancshares’s investment policy and in the ordinary course of business consistent with past practice;

(xiii)           make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) other than in accordance with Winside State Bank’s existing lending policies and in the ordinary course of business consistent with past practice.  In addition, the prior approval of Madison County Financial is required with respect to any new loan or credit facility commitment to any borrower or group of affiliated borrowers in an amount in excess of $100,000;

(xiv)           enter into, renew, extend or modify any transaction (other than a deposit transaction) with any Affiliate;

(xv)           enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest other than in the ordinary course of business consistent with past practice;

(xvi)          except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(xvii)          make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies except as may be required by changes in applicable law or regulations, GAAP or by a Regulatory Authority;

(xviii)         except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Winside Bancshares Compensation and Benefit Plan;

(xix)           make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, and other than expenditures necessary to maintain existing assets in good repair;

(xx)            pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, except, in consultation with Madison County Financial, with respect to any such payment, discharge, settlement or compromise made in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or waive or release any material rights or claims, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(xxi)           except where it is a participant and not the lead lender, foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

(xxii)          purchase or sell any mortgage loan servicing rights;

(xxiii)           issue any broadly distributed communication relating to the Merger or the Bank Merger to employees (including general communications relating to benefits and compensation) without prior consultation with Madison County Financial and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Madison County Financial (which shall not be unreasonably withheld, delayed or conditioned) or issue any broadly distributed communication to customers relating to the Merger or the Bank Merger without the prior approval of Madison County Financial (which shall not be unreasonably withheld, delayed or conditioned), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(xxiv)     (1) take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger or the Bank Merger from qualifying as reorganizations within the meaning of Section 368(a) of the IRC, or (2) take any action that is reasonably likely to result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or

(xxv)               agree to do any of the foregoing.

Section 5.02                                Current Information.

(a)           During the period from the date of this Agreement to the Effective Time, Winside Bancshares will cause one or more of its representatives to confer with representatives of Madison County Financial and report on the general status of its ongoing operations at such times as Madison County Financial may reasonably request.  Winside Bancshares will promptly notify Madison County Financial of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Winside Bancshares or any Winside State Banking Subsidiary.  Without limiting the foregoing, senior officers of Madison County Financial and Winside Bancshares shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of Winside Bancshares and its Subsidiaries, in accordance with applicable law, and Winside Bancshares shall give due consideration to Madison County Financial’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Madison County Financial nor any Madison County Financial Subsidiary shall under any circumstance be permitted to exercise control of Winside Bancshares or any Winside State Banking Subsidiary prior to the Effective Time.

(b)           Representatives of Winside State Bank and Madison County Bank shall meet on a regular basis to discuss and plan for the conversion of Winside State Bank’s data processing and related electronic informational systems to those used by Madison County Bank, which planning shall include, but not be limited to, discussion of the possible termination by Winside State Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Winside State Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Winside State Bank shall not be obligated to take any such action prior to the Effective Time and no conversion shall take place prior to the Effective Time.  In the event that Winside State Bank takes, at the request of Madison County Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Madison County Bank shall indemnify Winside State Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a willful breach of this Agreement by Winside Bancshares, or a termination of this Agreement under Section 10.01(b) or 10.01(c).

(c)           Winside State Bank shall provide Madison County Bank, within fifteen (15) business days after the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month, and (iv) impaired loans).  On a monthly basis, Winside State Bank shall provide Madison County Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

(d)           Winside Bancshares shall promptly inform Madison County Financial upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any Federal, state or local commission, agency or board) relating to the alleged liability of Winside Bancshares or Winside State Bank under any labor or employment law.

Section 5.03                                Access to Properties and Records.

(a)   Winside Bancshares agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford Madison County Financial, and Madison County Financial’s officers, employees, counsel, accountants and other authorized representatives, such reasonable access during normal business hours throughout the period before the Effective Time to the books, records (including tax returns and work papers of independent auditors), properties, personnel and to such other information as Madison County Financial may reasonably request and, during such period, it will furnish promptly to Madison County Financial (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities or banking laws, and (2) all other information concerning its business, properties and personnel as Madison County Financial may reasonably request. Winside Bancshares or any of its Subsidiaries will not be required to afford access or disclose information that would violate or prejudice the rights of its customers, jeopardize attorney-client privilege or contravene any provisions of applicable law, rule or regulation or any binding agreement with any third party. The Parties will make appropriate substitute arrangements in circumstances where the previous sentence applies.  No investigation by any party of the business and affairs of the other party, pursuant to this Section of the Agreement or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party’s obligation to consummate the transactions contemplated by this Agreement.

(b)   Madison County Financial may elect, at its own expense, to conduct a “phase I environmental audit” and a “phase II environmental audit” at each Winside State Bank branch at a time or times mutually agreeable to the Parties prior to the Closing Date. All costs and expenses incurred in connection with any “phase I environmental audit” and any “phase II environmental audit,” and any restoration and clean up, shall be borne solely by Madison County Financial.  Any access to the Winside State Bank branches hereunder shall be at the sole risk of Madison County Financial and, in connection therewith, Madison County Financial agrees to indemnify and hold harmless Winside Bancshares and Winside State Bank with respect to any damages or losses resulting from or arising out of such access. A full and complete copy of all phase I environmental audits and phase II environmental audits prepared under this Section shall be provided to Winside Bancshares within five (5) days of receipt thereof by Madison County Financial.

Section 5.04                                Financial and Other Statements.

(a)           Promptly upon receipt thereof, Winside Bancshares will furnish to Madison County Financial copies of each annual, interim or special audit of the financial statements of Winside Bancshares and Winside State Bank made by its independent auditors and copies of all internal control reports submitted to Winside Bancshares by such auditors in connection with each annual, interim or special audit of the financial statements of Winside Bancshares and Winside State Bank made by such auditors.

(b)           Winside Bancshares will furnish to Madison County Financial copies of all documents, statements and reports as it or Winside State Bank shall send to its shareholders, the FDIC, the FRB, the NDBF or any other Regulatory Authority, except as legally prohibited thereby.  Within 25 days after the end of each month, Winside Bancshares will deliver to Madison County Financial a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

Section 5.05                                Maintenance of Insurance.

Winside Bancshares shall maintain, and cause Winside State Bank to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business.

Section 5.06                                Disclosure Supplements.

From time to time prior to the Effective Time, Winside Bancshares will promptly supplement or amend the Winside Bancshares Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Winside Bancshares Disclosure Schedule or that is necessary to correct any information in such Winside Bancshares Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Winside Bancshares Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII.

Section 5.07                                Consents and Approvals of Third Parties.

Winside Bancshares shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

Section 5.08                                Reasonable Best Efforts.

Subject to the terms and conditions herein provided, Winside Bancshares agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 5.09                                Failure to Fulfill Conditions.

If Winside Bancshares determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Madison County Financial.

Section 5.10                                Reserves and Merger-Related Costs.

Winside Bancshares agrees to consult with Madison County Financial with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves).  Madison County Financial and Winside Bancshares shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as Madison County Financial shall reasonably request and which are not inconsistent with GAAP, provided that no such actions need be effected until Madison County Financial shall have irrevocably certified to Winside Bancshares that all conditions set forth in Article VIII to the obligation of Madison County Financial to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived.

Section 5.11                                Special Dividend and Asset Sales to Winside Bancshares Shareholders.

After the Parties have obtained all required Regulatory Approvals or non-objections to consummate the Merger, prior to the Closing Date, Winside Bancshares will sell to the Winside Bancshares Shareholders at a price not less than their book values as recorded on Winside Bancshares Financial Statements as of December 31, 2014, all vehicles owned by Winside Bancshares.  Additionally prior to the Closing Date, Winside Bank will declare and pay a cash dividend to Winside Bancshares of an amount such that after payment of the dividend the remaining capital account of Winside Bank will be equal to $2,886,000 and Winside Bancshares will distribute the full amount of the dividend received from Winside Bank to the Winside Bancshares Shareholders.

ARTICLE VI
COVENANTS OF MADISON COUNTY FINANCIAL

Section 6.01                                Conduct of Business.

(a)           Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Winside Bancshares, which consent will not be unreasonably withheld, Madison County Financial will, and will cause each Madison County Subsidiary to operate its business in the usual, regular and ordinary course of business and use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises.

(b)           Negative Covenants.  Madison County Financial agrees that from the date of this Agreement until the Effective Time, except as otherwise specifically permitted or required by this Agreement or as Previously Disclosed, without the written consent of Winside Bancshares (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each Madison County Subsidiary not to:

(i)           change or waive any provision of its Articles of Incorporation or Bylaws in a manner that would materially and adversely affect the benefits of the Merger to the holders of Winside Bancshares Common Stock;

(ii)           change the number of authorized or issued shares of its capital stock, issue any shares of Madison County Financial Common Stock, including any shares that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any equity compensation plan or arrangement, or split, combine or reclassify any shares of capital stock, provided that Madison County Financial may issue shares of capital stock or Rights, or make grants or awards, under equity compensation plans or arrangements that are existing as of the date of this Agreement;

(iii)           declare or pay any dividend or make any other distribution to Madison County Financial shareholders, whether in cash, stock or other property, except at such times and in such amounts as consistent with past practice, it being understood that the payment of dividends in amounts of up to $0.25 per share per annum shall be considered consistent with past practice;

(iv)           merge or consolidate Madison County Financial with any other corporation in any transaction in which Madison County Financial is not the surviving company (a “Sale Transaction”), unless the acquirer in such transaction expressly agrees to be bound by this Agreement and, if such transaction is closed prior to the Effective Time of the Merger, any appropriate adjustment is made to the Exchange Ratio so that the Winside Bancshares Shareholders receive the same benefits of the Sale Transaction as if they were shareholders of Madison County Financial at the time of the closing of the Sale Transaction;

(v)           voluntarily take any action which would result in any of the representations and warranties of Madison County Financial set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

(vi)           take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Madison County Financial or Winside Bancshares to obtain any Regulatory Approvals or approvals of Governmental Entities required for the transactions contemplated hereby or to perform its covenants under the Agreement;

(vii)            (1) take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger or the Bank Merger from qualifying as reorganizations within the meaning of Section 368(a) of the IRC, or (2) take any action that is reasonably likely to result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or

(viii)                      agree to do any of the foregoing.

Section 6.02                                Disclosure Supplements.

From time to time prior to the Effective Time, Madison County Financial will promptly supplement or amend the Madison County Financial Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Madison County Financial Disclosure Schedule or which is necessary to correct any information in such Madison County Financial Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Madison County Financial Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII.

Section 6.03                                Consents and Approvals of Third Parties; Reasonable Best Efforts.

Madison County Financial shall use all commercially reasonable efforts and shall cause each Madison County Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons necessary for the consummation of the transactions contemplated by this Agreement.

Section 6.04                                Failure to Fulfill Conditions.

If Madison County Financial determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Winside Bancshares.

Section 6.05                                Employee Benefits.

(a)           Madison County Financial shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of Madison County Financial or Madison County Bank. Employees of Winside Bancshares or Winside State Bank who become participants in any Madison County Financial Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for service as an employee of Winside Bancshares or Winside State Bank or any predecessor thereto prior to the Effective Time, and provided further, that credit for benefit accrual purposes will be given only for purposes of Madison County Financial vacation policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan of Madison County Financial.  This Agreement shall not be construed to limit the ability of Madison County Financial or Madison County Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any program) as they deem appropriate.

(b)           Nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of Winside Bancshares or Winside State Bank who becomes an employee of Madison County Financial or Madison County Bank.

(c)           In the event of any termination or consolidation of any Winside Bancshares health plan with any Madison County Financial health plan, Madison County Financial shall make available to those employees of Winside Bancshares or Winside State Bank who become employees of Madison County Financial or any of the Madison County Subsidiaries following the Merger and the Bank Merger (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to Madison County Financial employees.  Unless a Continuing Employee affirmatively terminates coverage under a Winside Bancshares health plan before the time that such Continuing Employee becomes eligible to participate in the Madison County Financial health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Winside Bancshares health plans before the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Madison County Financial and their dependents.  In the event of a termination or consolidation of any Winside Bancshares health plan, terminated Winside Bancshares employees and qualified beneficiaries will have the right to continued coverage under group health plans of Madison County Financial in accordance with COBRA, consistent with the provisions below.  All Winside Bancshares employees who cease participating in a Winside Bancshares health plan and become participants in a comparable Madison County Financial health plan (each a “Former Winside Bancshares Health Plan Participant”) shall receive credit for any co-payment and deductibles paid under Winside Bancshares’s health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Madison County Financial health plan, upon substantiation, in a form satisfactory to Madison County Financial that such co-payment and/or deductible has been satisfied.  With respect to any Former Winside Bancshares Health Plan Participant, any coverage limitation under the Madison County Financial health plan due to any pre-existing condition shall be waived by the Madison County Financial health plan to the degree that such condition was covered by the Winside Bancshares health plan and such condition would otherwise have been covered by the Madison County Financial health plan in the absence of such coverage limitation.

Section 6.06                                Directors and Officers Indemnification and Insurance.

(a)           For a period of six years from and after the Effective Time, Madison County Financial shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Winside Bancshares or Winside State Bank (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Winside Bancshares or Winside State Bank if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before or after the Effective Time.  The obligation of Madison County Financial to the Indemnified Parties shall be to the fullest extent as would have been permitted by Winside Bancshares under Winside Bancshares’s Articles of Incorporation and Bylaws.  Madison County Financial shall also pay all of an Indemnified Party’s expenses in advance of the final disposition of any such action or proceeding to the fullest extent, and in accordance with the required procedures, of Winside Bancshares’s Articles of Incorporation and Bylaws.

(b)           If either Madison County Financial or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Madison County Financial shall assume the obligations set forth in this Section 6.06.

(c)           The obligations of Madison County Financial provided under this Section 6.06 are intended to be enforceable against Madison County Financial directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Madison County Financial.

Section 6.07                                Stock Listing.

Prior to the Effective Time, Madison County Financial shall notify Nasdaq of the additional shares of Madison County Financial Common Stock to be issued by Madison County Financial in exchange for the shares of Winside Bancshares Common Stock.

ARTICLE VII
REGULATORY AND OTHER MATTERS

Section 7.01                                Consent Action of Shareholders.

           Concurrent with the execution of this Agreement, each Winside Bancshares Shareholder has executed a Consent Agreement pursuant to which he has voted all of his Winside Bancshares Common Stock in favor of the Merger and the transactions contemplated by this Agreement.  Pursuant to Article II, Section 11 of Winside Bancshares’ bylaws, this unanimous written consent serves as the required Winside Bancshares Stockholder approval in order to approve this Agreement.

Section 7.02                                Regulatory Approvals.

The Parties will cooperate with each other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the Regulatory Authorities and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. The Parties will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made to any Regulatory Authority or Governmental Entity in connection with the Merger and the Bank Merger, and the other transactions contemplated by this Agreement. Winside Bancshares shall have the right to review the information relating to Winside Bancshares and Winside State Bank, which appears in any filing made in connection with the transactions contemplated by this Agreement with any Regulatory Authority or any Governmental Entity.

ARTICLE VIII
CLOSING CONDITIONS

Section 8.01                                Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

(a)           Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Winside Bancshares through action by unanimous written consent.

(b)           Injunctions.  None of the Parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Regulatory Authority that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

(c)   Regulatory Approvals.  All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired; all other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement, the failure of which to obtain would reasonably be expected to have a Material Adverse Effect, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired. No such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of Madison County Financial, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of the Parties.

(d)   Nasdaq Listing.  The shares of Madison County Financial Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

(e)   Acquisition of Warnemunde Insurance Agency, Inc.  Contemporaneous with the execution of this Agreement, Madison County Financial entered into an agreement pursuant to which Madison County Financial will acquire Warnemunde Insurance & Real Estate Agency, Inc., a property and casualty insurance agency with its office in Winside, Nebraska (“Warnemunde Insurance Agency”).  On or prior to the Closing Date, Madison County Financial shall have consummated the acquisition of the Warnemunde Insurance Agency.

Section 8.02                                Conditions to the Obligations of Madison County Financial under this Agreement.

The obligations of Madison County Financial under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.02 at or prior to the Closing Date:

(a)           Representations and Warranties.  Subject to the standard set forth in Section 3.01, each of the representations and warranties of Winside Bancshares set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), and Winside Bancshares shall have delivered to Madison County Financial a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Winside Bancshares as of the Closing Date.

(b)           Agreements and Covenants.  Winside Bancshares shall have performed in all material respects all obligations, and complied in all material respects with all agreements or covenants, to be performed or complied with by it at or prior to the Effective Time.  Madison County Financial shall have received a certificate signed on behalf of Winside Bancshares by the Chief Executive Officer and Chief Financial Officer of Winside Bancshares to such effects dated as of the Effective Time.

(c)           Tax Opinion.  On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Madison County Financial shall have received an opinion of counsel to Madison County Financial, reasonably acceptable in form and substance to Madison County Financial, dated as of the Closing Date, substantially to the effect that for Federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.  In rendering the tax opinion described herein, such counsel may require and rely upon customary representations contained in certificates of officers of Madison County Financial and Winside Bancshares and their respective Subsidiaries.

Section 8.03                                Conditions to the Obligations of Winside Bancshares under this Agreement.

The obligations of Winside Bancshares under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.03 at or prior to the Closing Date:

(a)           Representations and Warranties.  Subject to the standard set forth in Section 4.01, each of the representations and warranties of Madison County Financial set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date); and Madison County Financial shall have delivered to Winside Bancshares a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Madison County Financial as of the Effective Time.

(b)           Agreements and Covenants.  Madison County Financial shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Winside Bancshares shall have received a certificate signed on behalf of Madison County Financial by the Chief Executive Officer and Chief Financial Officer to such effects dated as of the Effective Time.

(c)           Tax Opinion.  On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Winside Bancshares shall have received an opinion of counsel to Madison County Financial, reasonably acceptable in form and substance to Winside Bancshares, dated as of the Closing Date, substantially to the effect that for Federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.  In rendering the tax opinion described herein, such counsel may require and rely upon customary representations contained in certificates of officers of Madison County Financial and Winside Bancshares and their respective Subsidiaries.

ARTICLE IX
THE CLOSING

Section 9.01                                Time and Place.

Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall occur at such place and time upon which Madison County Financial and Winside Bancshares mutually agree.  A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place on the day prior to the Closing Date.

Section 9.02                                Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Madison County Financial and Winside Bancshares drafts of the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof.

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

Section 10.01                                Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of Winside Bancshares:

(a)           At any time by the mutual written agreement of Madison County Financial and Winside Bancshares;

(b)           By the Board of Directors of either Madison County Financial or Winside Bancshares (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been any breach of any of the representations or warranties set forth in this Agreement on the part of one of the other Parties, which breach (i) if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of the conditions set forth in Sections 8.02(a) or 8.03(a), as the case may be, and (ii) by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

(c)           By the Board of Directors of either Madison County Financial or Winside Bancshares (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of one of the other Parties, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

(d)           By the Board of Directors of either Madison County Financial or Winside Bancshares if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Madison County Financial and Winside Bancshares; provided, that no party may terminate this Agreement pursuant to this Section 10.01(d) if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(e)           By the Board of Directors of either Madison County Financial or Winside Bancshares if (i) final action has been taken by a Regulatory Authority whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

 (f)           By Winside Bancshares in the event Madison County Financial shall, prior to the Effective Time, enter into any agreement, whether or not binding, to merge or consolidate Madison County Financial with any other corporation in any transaction in which Madison County Financial is not the surviving entity.

Section 10.02                                Effect of Termination.

(a)           In the event of termination of this Agreement pursuant to any provision of Section 10.01, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.02, 11.01, 11.02, 11.07 and 11.09, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

(b)           If this Agreement is terminated, expenses and damages of the Parties hereto shall be determined as follows:

(i)           Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(ii)           In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all liabilities and damages sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(iii)           As a condition of Madison County Financial’s willingness, and to induce Madison County Financial to enter into this Agreement, and/or to reimburse Madison County Financial for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Winside Bancshares hereby agrees to pay Madison County Financial, and Madison County Financial shall be entitled to payment of, a fee equal to $200,000, following the occurrence of the termination of this Agreement by Madison County Financial pursuant to Section 10.01(b) or 10.01(c).

(c)           Any fee payable pursuant to Section 10.02(b)(iii) shall be made by wire transfer of immediately available funds at the time of termination.  The right to receive payment of the fee under Section 10.02(b)(iii) will constitute the sole and exclusive remedy of Madison County Financial against Winside Bancshares and their respective officers and directors with respect to a termination.

Section 10.03                                Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Winside Bancshares), the Parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that there may not be, without further approval of Winside Bancshares Shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to Winside Bancshares’s Shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XI
MISCELLANEOUS

Section 11.01                                Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 11.02                                Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

(a)   If to Madison County Financial to:

Madison County Financial, Inc.
111 West Third Street
Madison, Nebraska 68748
Attn: Daniel A. Fullner
Senior Vice President and General Counsel
dfullner@madisoncountybank.com

with a copy to:

Luse Gorman, PC
5335 Wisconsin Ave., NW
Suite 780
Washington, DC 20015
Attn: Eric Luse, Esq.
                         Steven T. Lanter, Esq.
eluse@luselaw.com
slanter@luselaw.com

(b)   If to Winside Bancshares to:

Winside Bancshares
411 Main Street
Winside, Nebraska 68790
Attn: David D. Warnemunde
President and Chief Executive Officer

with a copy to:

Law Offices of Thomas Maul
2468 18th Avenue, P.O. Box 145
Columbus, Nebraska 68602
Attn: Thomas M. Maul, Esq.
                        maullaw@megavision.com

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

Section 11.03                                Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.  Except for the provisions of Article II and Sections 6.06, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.04                                Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, contains the entire agreement and understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the Parties, both written and oral, with respect to its subject matter.

Section 11.05                                Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.  A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

Section 11.06                                Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.07                                Governing Law.

This Agreement shall be governed by the laws of the State of Nebraska, without regard to conflicts of laws principles.

Section 11.08                                Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.  The recitals hereto constitute an integral part of this Agreement.  References to Sections include subsections, which are part of the related Section.  The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.09                                Specific Performance; Jurisdiction.

The Parties hereto agree that irreparable damage would occur if the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in the United States District Court for the Nebraska District or in any state court in the State of Nebraska, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief.  In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Nebraska District or of any state court located in the State of Nebraska if any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other United States District Court for the Nebraska District or a state court located in the State of Nebraska.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MADISON COUNTY FINANCIAL, INC.

/s/ Daniel A. Fullner
By: Daniel A. Fullner, Senior Vice President and General Counsel

WINSIDE BANCSHARES, INCORPORATED

/s/ David D. Warnemunde By: David D. Warnemunde, President and Chief Executive Officer